EXHIBIT 3.2



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                                    BYLAWS OF

                           NATURAL RESOURCE GROUP INC.


                                    ARTICLE I
                                     Offices

     Section 1. Principal Office. The principal office of the corporation shall be at 1789 W. Littleton Blvd., Littleton, CO 80120.

     Section 2. Other Offices. Other offices may be established from time to time by the Board of Directors at such place or places where the corporation is qualified to do business.

                                   ARTICLE II
                                  Capital Stock

     Section 1. Share Certificates. The Board of Directors may authorize the issuance by the corporation of some or all of the shares of any or all of its classes or series with or without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send to the shareholder a written statement of the information required on certificates under these Bylaws and Colorado law.

     Section 2. Transfers of Stock. Except as otherwise provided by law, stock of the corporation shall be transferable or assignable on the books of the corporation only by the holder of the stock, in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares duly endorsed for transfer.

     Section 3. Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution or any change, conversion, or exchange of shares. The record date so fixed shall be not more than seventy (70) days prior to the date of the meeting or event for the purposes of which it is fixed, and only those shareholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend or distribution or change, conversion, or exchange of shares, or to exercise the rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after the record date. If no record date is set, the determination of shareholders shall be made on the first date that a notice for a shareholders' meeting is delivered or mailed to a shareholder or on the date that the Board of Directors passes a resolution entitling shareholders to receive any dividend or distribution or change, conversion, or exchange of shares.

     The Board of Directors may close the books of the corporation against transfers of shares during any part of a period not more than seventy (70) days prior to the date of a shareholders' meeting, the date when the right to any dividend or distribution vests, or the effective date of any change, conversion, or exchange of shares. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or vote at a meeting of

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shareholders,  such books  shall be closed for at least ten (10) days  preceding such meeting.

     Section 4. Lost Certificates. The corporation shall issue a new share certificate or certificates in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, stolen, or destroyed; and the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation, provided that the corporation shall not be required to issue a new certificate or certificates if: (a) the owner fails to notify the corporation that the old certificate or certificates have been lost, stolen, or destroyed within a reasonable time after he/she has notice of such loss, theft, or destruction and the corporation registers a transfer of such old certificate(s) before receiving such a notification; or (b) the owner does not request a new certificate(s) before the corporation has notice that the old certificate(s) has been acquired by a bona fide purchaser as such term is defined in the Colorado Uniform Commercial Code - Investment Securities.

     Except as provided in this section or as otherwise required by Delaware law, no new certificate evidencing shares shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued are surrendered for cancellation.

     Section 5. Distributions. The Board of Directors may authorize, and the corporation may make, distributions to its shareholders, except when, after giving the distribution effect, (a) the corporation would not be able to pay its debts as they become due in the usual course of business, or (b) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution.

     Section 6. Shareholder Rights Plan. Prior to any initial public offering of the Company's stock, the Company shall adopt a Shareholder Rights Plan substantially similar in form and substance to the Shareholder Rights Plan adopted by Lion's Gate Entertainment Corp. on March 12, 2010.

                                   ARTICLE III
                            Shareholders and Meetings

     Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday of the month of February or, if such date is a legal holiday in the State of Colorado, on the first succeeding day that is not a legal holiday. The meeting may be held at a different time only upon unanimous written resolution of the Board of Directors. The meeting shall be held at the principal office of the corporation. The location of the meeting may only be changed by unanimous written resolution of the Board of Directors. There may be no more than one meeting held pursuant to this section per calendar year.

     Section 2. Special Meetings. Special meetings of the shareholders may only be called by the President. Such meetings shall be held at the corporation's principal office, or at such other place as is stated by the President.

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     Section  3.  Notice.   The   corporation   shall  give  written  notice  to
shareholders of the date, time, and place (and, in the case of a special meeting, of the purpose) of each annual and special shareholders' meeting no fewer than five (5) nor more than sixty (60) days before the date of the meeting (except at least ten (10) days' notice shall be given for a meeting called for the purpose of increasing the authorized shares of the corporation, and at least twenty (20) days' notice shall be given for a meeting called for the purpose of
considering  a  sale,   lease,   exchange,   or  other  disposition  of  all  or
substantially all of the assets of the corporation not in the usual and regular course of its business). Notices shall be delivered to each shareholder of record as reflected on the shareholders' list prepared pursuant to Section 6 below at his last known post office address as the same appears on the books of the corporation. If a shareholder has furnished a written address to the Secretary of the corporation different from that appearing on the books of the corporation, then such notice shall be mailed or delivered personally to the shareholder at such later address.

     Section 4. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting provided, however, that any one adjournment may be for a period not to exceed sixty (60) days.

     When any shareholders' meeting, either annual or special, is adjourned to a different date, time, or place for one hundred twenty (120) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as set forth in the previous sentence, it shall not be necessary to give any notice of any adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

     Section 5. List of Shareholders. After a record date is fixed in accordance with Article II, Section 3, the corporation shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting or event for the purposes of which it is fixed. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of, each such class and series that are held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the corporation's principal office or at a place identified in the notice of the meeting in the city in which the meeting will be held. A shareholder or an agent or attorney of the shareholder is entitled on written demand to inspect and, subject to the requirements of Colorado law, to copy the list during regular business hours and during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder or an agent or attorney of the shareholder is entitled to inspect the list at any time during the meeting or any adjournment. Failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

     Section 6. Cumulative Voting. Voting for directors shall not be cumulative.

     Section 7. Proxies. A shareholder may vote the shareholders' shares in person or by proxy. Such proxy may be appointed (a) by signing an appointment form, either personally or by the shareholder's attorney-in-fact, or (b) by

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transmitting  or  authorizing  electronic  transmission  to the Directors of the
Corporation; except that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. An appointment of a proxy is effective against the corporation when received by the corporation, including receipt by the corporation of an appointment transmitted pursuant to the previous sentence. An appointment is valid for eleven (11) months unless a different period is expressly provided in the appointment form. Any complete copy, including an electronically transmitted document, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

     Section 8. Chairman of Meeting. The President of the corporation or such person as is designated by the President shall preside at all meetings of shareholders.

     Section 9. Action Without Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing.

     Section 10. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE IV
                                    Directors

     Section 1. Number of Directors. The number of directors shall be as determined by the shareholders or the Board of Directors from time to time, but shall consist of no fewer than one (3) persons nor more than six (6) persons. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     Section 2. Qualifications. A director shall be an individual who is eighteen years of age or older. A director need not be a resident of Colorado or a shareholder.

     Section 3. Vacancies. Any vacancy occurring in the Board of Directors shall be filled in accordance with Article Five of the corporations' Articles of Incorporation.

     Section 4. Removals. A director may be removed by the shareholders only at a special meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed only for cause. If

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a director is elected by a voting group of  shareholders,  only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal; except that, if cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against such removal.

     Section 5. Resignation. A director may resign at any time, and for any reason, by giving written notice of resignation to the corporation. A resignation of a director is effective when the notice is received by the corporation unless the notice states a later effective date.

     Section 6. Powers. Subject to limitations of the Articles of Incorporation, of the Bylaws, and of the laws of the State of Colorado as to action that will be authorized or approved by the shareholders, all corporate powers will be exercised by or under the authority of, and the business and affairs of the corporation will be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitation, it is hereby expressly declared that the directors will have the following powers:

          a. To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor consistent with law, with the Articles of Incorporation, or these Bylaws as they may deem best.

          b. To change the principal office for the transaction of the business of the corporation and to fix and locate, from time to time, one or more subsidiary offices of the corporation.

          c. To adopt, make, and use a corporate seal and to prescribe the form of share certificates and to alter the form of such seal and of such certificates, from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of the law.

          d. To authorize the issuance of shares of the corporation, from time to time, upon such terms and for such consideration as may be lawful.

          e. To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities for such debt.

          f. To declare dividends pursuant to the provisions of the laws of the State of Colorado.

          g. A majority of the Board of Directors may, by resolution, designate two or more directors to constitute an executive committee and one or more other committees each of which to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors in the management of the corporation except the power to declare dividends and those powers that may not be delegated to such committees under the Colorado Corporation Code.

     Section 7. Annual Meeting. A meeting of each newly elected Board of Directors may be held without notice in each year immediately following the annual meeting of shareholders.

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     Section 8. Regular Meetings.  Regular meetings of the Board of Directors or any committee designated by the Board may be held without notice at such time and place as from time to time may be determined by the Board of Directors.

     Section 9. Special Meetings. Special meetings of the Board of Directors or any committee designated by the Board shall be preceded by at least two (2) days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting unless required by these Bylaws.

     Section 10. Waiver of Notice. A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by this Section 10, the waiver shall be in writing and signed by the director entitled to the notice. Such waiver shall be delivered to the corporation for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

     A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless: (a) at the beginning of the meeting or promptly upon the director's later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or (b) if special notice was required of a particular purpose, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

     Section 11. Quorum. At all meetings of the Board of Directors, a quorum shall consist of a majority of the directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the vote of a greater number of directors is required by these Bylaws, the Articles of Incorporation, or by the laws of the State of Colorado. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to all action taken at the meeting unless: (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; (b) the director contemporaneously requests that the director's dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or (c) the director causes written notice of the director's dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting. This right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken. A majority of those directors present at any directors' meeting, whether or not a quorum is present, may adjourn the meeting from time to time, but in the absence of a quorum no other business may be conducted.

     Section 12. Telephone Meetings. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or

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committee by any means of  communication  by which all persons  participating in the meeting may hear each other during the meeting. Such participation shall constitute presence in person at the meeting.

     Section 13. Action Without Meeting. Any action required or permitted to be taken at a directors' meeting may be taken without a meeting if all members of the board consent to such action in writing. Except that, however, no action required or permitted to be taken at an Annual or Special meeting may be taken without meeting. Action is taken under this Section 13 at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked the director's consent by a writing signed by the director and received by the Secretary or any other person authorized by these Bylaws or the Board of Directors to receive such a revocation. Action under this
Section 13 is effective at the time it is taken as provided by the previous sentence of this Section 13, unless the directors establish a different effective date. Action taken under this Section 13 has the same effect as action taken at a meeting of directors and may be described as such in any document.

     Section 14. Fees and Compensation. The Board of Directors may fix the compensation of directors. The Voting Shareholders shall determine the salaries of the officers, agents, and employees. "Voting Shareholders" shall specifically include, without limitation, all holders of Series A Preferred Stock and Common Stock.

     Section 15. Chairman of the Board. The Board of Directors may elect one of their number to fill the office of the Chairman of the Board of Directors. In the event that the President of the corporation is also on the Board of Directors and no Chairman of the Board of Directors is elected, the President will act as ex officio Chairman of the Board of Directors.

     The Chairman of the Board of Directors, if such officer is chosen by the Board of Directors, will preside at all meetings of the Board of Directors at which the Chairman is present. The Chairman will, subject to the direction of the Board of Directors, have general oversight over the affairs of the corporation and will, from time to time, consult and advise with the President in the direction and management of the corporation's business and affairs. The Chairman shall also do and perform such other duties as may, from time to time, be assigned by the Board of Directors.

                                    ARTICLE V
                                    Officers

     Section 1. Officers. The sole mandatory officer of the corporation shall be the President. The corporation may also have a Secretary, a General Counsel and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers or agents as may be appointed and as the business of the corporation may require and the Board of Directors may deem proper. An officer shall be an individual who is eighteen years of age or older, but need not be a member of the Board of Directors or a shareholder.

     Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose the officers and may, as consistent with these Bylaws, fix the powers and duties of any officer. Each officer shall hold office until his successor is chosen and qualifies unless the officer shall sooner resign or be removed as provided in these Bylaws.

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     Section 3. Salaries. The salaries of officers,  agents and employees of the corporation shall be determined by the Board of Directors.

     Section 4. Removals and Resignations of Officers. The Board of Directors may remove any officer at any time in accordance with the terms of that Officer's Employment Agreement. Any officer may resign at any time by giving written notice of resignation to the corporation. A resignation of an officer is effective when the notice is received by the corporation unless the notice specifies a later effective date.

     Section 5. President. The President shall have the general powers and duties of oversight and development of the Company's business usually vested in the office of a president of a corporation and shall have such other powers and duties as may be prescribed by the Voting Shareholders, the Board of Directors or these Bylaws.

     Section 6. Vice Presidents. In the absence or disability of the President, the Vice President(s), in order of their rank as fixed by the Voting Shareholders or, if not ranked, the Vice President designated by the Voting Shareholders, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President(s) shall have such other powers and perform such other duties as are prescribed for them by the Voting Shareholders, the Board of Directors or these Bylaws.

                                   ARTICLE VI
                                 Indemnification

     Section 1. Indemnification of Directors. Officers. Etc. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, committee chairman, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The corporation shall indemnify the person against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person conducted himself or herself in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation (in the case of conduct in an official capacity with the corporation) or not opposed to the best interests of the corporation (in all other cases) and if the person had no reasonable cause to believe his/her conduct was unlawful (in the case of any criminal proceeding). The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct set forth above. Notwithstanding any other provisions set forth above, no person shall be indemnified under this section in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation, or in connection with any other proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was adjudged liable on the basis that he or she derived an improper personal benefit. The corporation may further indemnify and officer, director, agent or employee on terms consistent with the Articles of Incorporation, or by majority vote of the Voting Shareholders.

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     Section 2. Mandatory  Indemnification.  The corporation shall indemnify any person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, committee chairman, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation, for the reasonable expenses incurred by him/her in connection with the proceeding.

     Section 3. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his/her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Sections 1 and 2 above. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the law of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     Section 4. Other Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under the Articles of Incorporation, any agreement, any other provision of these Bylaws, vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 5. Right to Impose Conditions to Indemnification. The corporation shall have the right to impose, as conditions to any indemnification provided or permitted in this Article, such reasonable requirements and conditions as the Voting Shareholders, or the Board of Directors may deem appropriate in each specific case, including but not limited to any one or more of the following:
(a) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be counsel that is mutually agreeable to the person to be indemnified and to the corporation; (b) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated, or threatened against the person to be indemnified; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

                                   ARTICLE VII
                                  Miscellaneous

     Section 1. Accounting Period. The corporation shall keep its books and file its tax returns on a calendar year basis unless otherwise determined by the Voting Shareholders, or the Board of Directors.

     Section 2. Conflict with Articles of Incorporation.  To the degree that any
conflict  exists  between  these  Bylaws  and  the  corporation's   Articles  of
Incorporation, the Articles of Incorporation shall govern.

     Section 3. Waiver of Notices. A shareholder or director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. The waiver shall be in writing and signed by the person or persons entitled to such notice and shall be delivered to the corporation for filing with the corporate records, but such delivery and filing shall not be conditions to the effectiveness of the waiver.

     Section 4. Amendments. The Bylaws may be altered, amended, or repealed and new Bylaws may be adopted from time to time by action of at least 60% of the Voting Shareholders.

     The undersigned, being all the directors of the corporation above named, do hereby certify that I have adopted these Bylaws as the Bylaws of the corporation.



/s/ Paul G. Laird
-------------------------------------
Paul G. Laird, President and Director